CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 29, 2000, relating to the financial statement of INVESCO Advantage Series Funds, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statement" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP

Denver, Colorado
June 29, 2000